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                                                                     EXHIBIT 3.3

                                 B Y - L A W S

                                       of

                         LOGICAL DESIGN SOLUTIONS, INC.

                            (A Delaware Corporation)

                                   ARTICLE I.

                                    Offices

     Offices. Logical Design Solutions, Inc. (the "Corporation") shall have such
     -------
offices in such places either within or without the State of Delaware as the Board of Directors may from time to time determine. The Corporation may keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine.

                                  ARTICLE II.

                            Meeting of Stockholders

     Section 2.01. Annual Meetings. The annual meeting of the stockholders for
                   ---------------
the election of directors and for the transaction of such other business as may properly be brought before such meeting shall be held on such date and at such time and place, either within or without the State of Delaware, as the Board of Directors shall designate by resolution, within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If any annual meeting shall not be held on the day designated herein or if the directors to be elected at such annual meeting shall not have been elected thereat or at any adjournment thereof, the Board of Directors of the Corporation shall cause a special meeting of the stockholders to be held as soon thereafter as conveniently may be for the election of such directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.


     Section 2.02. Special Meetings. A special meeting of the stockholders for
                   ----------------
any purpose or purposes may be called at any time by the Chairman of the Board of Directors or President or by a majority of the directors and shall be called by the President upon the written request of stockholders holding of record in the aggregate at least one-third of the shares of stock of the Corporation entitled to vote at such meeting.

     Section 2.03. Notice of Meetings. Written notice stating the place, day and
                   ------------------
time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the
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meeting by or at the direction of the President, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice is deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting, signed by him or her, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of such meeting of which he has had no notice, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.04. Quorum. At each meeting of the stockholders, except as
                   ------
otherwise expressly required by statute, the Certificate of Incorporation or these By- Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business when present at such meeting either in person or by proxy. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the stockholders present in person or by proxy and entitled to vote may, by a vote of a majority of the shares represented at the meeting, or, in the absence of any stockholders, any officer entitled to preside at such meeting may adjourn the meeting from time to time and, if adjourned to another time or place, without notice, provided that the time and place of such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if after the adjournment a new record date is fixed for the adjourned meeting, notice shall be given as provided in
Section 3 of this Article 2. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date shall be fixed for the adjourned meeting. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by statute, the Certificate of Incorporation or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter which might properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required in respect of such other matter.

     Section 2.05. Voting. Except as otherwise expressly required by statute,
                   ------
the Certificate of Incorporation or these By-Laws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him or her and registered in his name on the books of the Corporation:

     (a) on such date as may be fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

     (b) in the event that no record date shall have been so fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

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     Section 2.06. Proxies. At all meetings of stockholders, a stockholder may
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vote by proxy executed in writing by the stockholder, or his authorized officer, director, employee or agent may sign or cause to be signed an instrument in writing authorizing another person or persons to act for him or her as proxy.
Any copy, facsimile or other reliable reproduction of such writing may be used for any and all purposes for which the original writing could be used, provided such reproduction is a complete reproduction of the entire original writing. Facsimile transmissions or other electronic transmissions of such proxy will be valid, provided that the Chief Financial Officer of the Corporation determines that such proxy is authorized by the stockholder.

     Such proxy shall be filed with the Chief Financial Officer of the Corporation before or at the time of the meeting. No proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

     Section 2.07. Closing of Transfer Books and Fixing of Record Date. For the
                   ---------------------------------------------- ----
purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action without a meeting, where no prior action by the Board of Directors is required by statute, the Certificate of Incorporation or these By-Laws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company's registered office in Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of stockholder meetings are recorded. If, however, prior action by the Board of Directors is required and no record date is fixed by it, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record

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date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2.08. List of Stockholders. It shall be the duty of the Chief
                   --------------------
Financial Officer or other officer who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by him or her or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present.

     Section 2.09. Action Without a Meeting. Whenever the vote of stockholders
                   ------------------------
at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) if the holders of a majority of the stock (or such greater percentage as shall be required by statute for the proposed action) who would have been entitled to vote upon the action if a meeting had been held shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

                                  ARTICLE III.

                               Board of Directors

     Section 3.01. General Powers. The property, business and affairs of the
                   --------------
Corporation shall be managed by the Board of Directors.

     Section 3.02. Number and Term of Office. The number of Directors shall
                   -------------------------
consist of not less than one (1) nor more than fifteen (15) members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election or until his successor shall have been elected and shall have qualified, or until his death, or until he shall resign or shall have been removed.

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     Section 3.03. Vacancies. Any vacancy in the Board of Directors, whether
                   ---------
caused by death, resignation, increase in the number of directors (whether by amendment of these By-Laws or otherwise), removal or any other cause, may be filled either by the stockholders of the Corporation entitled to vote for the election of directors, at a special meeting of the stockholders called for the purpose, or vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified, or until death, or until he shall resign or shall have been removed.

     Section 3.04. Resignation and Removal of Directors. Any director may resign
                   ------------------------------------
at any time upon giving written notice to the President or to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the President or by the Board of Directors; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any director or directors of the Corporation may be removed either with or without cause at any time by the vote of the holders of a majority of the stock entitled to vote at an election of directors and thereupon the term of office of such director or directors who shall have been so removed shall forthwith terminate, and there shall be a vacancy or vacancies in the Board of Directors.

     Section 3.05. Regular Meetings. Regular meetings of the Board of Directors
                   ----------------
shall be held at such time and places as the Board of Directors shall determine, within or without the State of Delaware. Notice of regular meetings need not be given.

     Section 3.06. Special Meetings; Notice. Special meetings of the Board of
                   ------------------------
Directors shall be held whenever called by the Chairman of the Board, President or by a Vice President, or by the Chief Financial Officer or by any two of the directors. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, notice of each such meeting shall be mailed to each director, addressed to him or her at his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, telecopy, cable or wireless or other similar means of communication, or shall be delivered personally or by telephone, at least one day before the meeting is to be held.

     Section 3.07. Place of Meetings. The Board of Directors may hold its
                   -----------------
meetings at such place or places within or without the State of Delaware as it may from time to time determine, or as shall be specified in the respective notice of meetings.

     Section 3.08. Compensation. Directors, as such, shall receive such
                   ------------
compensation for their services as may be fixed by the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.09. Quorum and Manner of Acting. A majority of the total number
                   ---------------------------
of directors (except when a Board of Directors of one director is authorized pursuant to Section 2 of Article III hereof, in which case one director) then in office shall constitute a quorum for the

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transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present or the director present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given.

     Section 3.10. Action Without a Meeting. Any action required or permitted to
                   ------------------------
be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee. No other provision of these By-Laws, whether or not requiring a vote, resolution or other action of the Board of Directors or any committee thereof, shall restrict the power of the Board of Directors or any committee to act without a meeting as above provided.

     Section 3.11. Use of Conference Telephone. Any one or more members of the
                   ---------------------------
Board of Directors or of any committee thereof may participate in any meeting of such Board of Directors or committee by means of a conference telephone or similar communications method allowing all persons participating in the meeting to hear each other. Participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

     Section 3.12. Interest of Directors in Contracts. Any contract or other
                   ----------------------------------
transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership or association of which one or more of its directors are directors, officers, employees, stockholders or in which one or more of its directors has a financial interest, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors or a committee and the Board of Directors or such committee shall nevertheless in good faith authorize such contract or other transaction by an affirmative vote of a majority of the disinterested directors present. The interested director or directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or such committee, but shall not be counted in calculating the majority of such quorum necessary to authorize the contract of other transaction. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 3.13. Dividends. Subject to the provisions of the Certificate of
                   ---------
Incorporation, the Board of Directors may at any regular or special meeting declare and pay dividends, out of funds legally available therefor, upon the capital stock of the Corporation as and when the Board of Directors deems expedient. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation and may abolish such reserves.

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     Section 3.14. Fiscal Year. The fiscal year of the Corporation shall be
                   -----------
determined by resolution of the Board of Directors.

     Section 3.15. Committees. The Board of Directors may, by resolution adopted
                   ----------
by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the Certificate of Incorporation of the Corporation, adopt the agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amend these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Sections 3.01 through 3.14 of Article III of these By-Laws.

                                   ARTICLE IV.

                                    Officers

     Section 4.01. Officers. The Board of Directors may elect or appoint from
                   --------
among their number a Chairman of the Board. The Board of Directors may elect or appoint a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may determine to be necessary. Subject to other direction by the Board of Directors, the duties and authority of the officers shall be those usually pertaining to their respective offices and those specifically delegated to them by the Board of Directors. Except as may otherwise be provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, if there be one, and in the absence of a Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 4.02. Resignations and Removal. Any officer may resign at any time
                   ------------------------
upon giving written notice to the Chairman, the President or to the Board of Directors. Any such

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resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman, by the President or by the Board of Directors; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, at any time, by the Board of Directors.

     Section 4.03. Vacancies. A vacancy in any office because of death,
                   ---------
resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     Section 4.04. Compensation. The Board of Directors may determine and pay to
                   ------------
officers of the Corporation, including officers who may also be directors, such compensation for services as shall in the opinion of the Board of Directors be reasonable.

                                   ARTICLE V.

                      Contracts, Checks, Drafts and Proxies

     Section 5.01. Contracts. The Board of Directors may take action authorizing
                   ---------
any officer or officers, or agent or agents, to enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Subject to the control and direction of the Board of Directors, the President, any Vice President, the Chief Financial Officer and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

     Section 5.02. Checks and Drafts. All checks, drafts or other orders for the
                   -----------------
payment of money, issued in the name of the Corporation, shall be signed by the President, Treasurer, an Assistant Treasurer or such other officer empowered by the Board of Directors.

     Section 5.03. Proxies. All proxies or instruments authorizing any person to
                   -------
attend, vote, consent or otherwise act at any and all meetings of stockholders of any corporation in which the Corporation shall own shares or in which it shall otherwise be interested shall be executed by the Chairman, the President, any Vice President or such other officers as the Chairman of the Board, the President, any Vice President or the Board of Directors may from time to time determine.

                                   ARTICLE VI.

                                  Capital Stock

     Section 6.01. Certificates for Stock. Every holder of shares of stock of
                   ----------------------
the Corporation shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe,

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certifying the number of shares of stock of the Corporation owned by him or her.
Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, or by the President or a Vice President and the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. In case any officer who shall have signed any such certificate or certificates shall cease to be such officer before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though he were such officer at the date of issue.

     Section 6.02. Registered Holders. The Corporation shall be entitled to
                   ------------------
treat the registered holder of any certificate for stock of the Corporation as the absolute and exclusive owner thereof and of the shares represented thereby for all purposes, including without limitation the right to receive dividends and to vote and as to any liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by statute.

     Section 6.03. Regulations. The Board of Directors may make such rules and
                   -----------
regulations as it may deem expedient, not inconsistent with statute, the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint or authorize any principal officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

     Section 6.04. Lost, Stolen or Destroyed Certificates. The Corporation shall
                   --------------------------------------
issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

     (a) Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

     (b) Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

     (c) Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

     (d) Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

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                                  ARTICLE VII.

                            Miscellaneous Provisions

     Section 7.01. Waiver of Notice. Whenever notice is required to be given by
                   ----------------
statute, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 7.02. Corporate Seal. The corporate seal shall be circular in form,
                   --------------
and shall contain the name of the Corporation, the year of its creation and the words "Corporate Seal". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

     Section 7.03. Procedure. Meetings of stockholders and of the Board of
                   ---------
Directors shall be conducted in an orderly procedure as shall be determined by the presiding officer at such meetings. The presiding officer shall make all rulings and decisions on any motion or question to come before such meetings and his ruling shall be final and decisive.

                                  ARTICLE VIII.

                                   Amendments

     Section 8.01. Amendments. These By-Laws may be altered, amended or repealed
                   ----------
or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors. The power to alter, adopt, amend or repeal By-Laws so conferred on the Board of Directors by this Section 1 shall not divest or limit the power of the stockholders to alter, adopt, amend or repeal By-Laws.

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